                                                                     EXHIBIT 2.1



                           STOCK EXCHANGE AGREEMENT
                          AND PLAN OF REORGANIZATION


     THIS AGREEMENT is made and effective as of this 18th day of August, 1997, between (1) FIRST FINANCIAL BANKSHARES, INC. (hereinafter referred to as "FIRST FINANCIAL"), a Texas corporation with its principal office in the City of Abilene, Taylor County, Texas; (2) Southlake Bancshares, Inc. ("SOUTHLAKE BANCSHARES"), a Texas corporation and bank holding company with its principal office in the City of Southlake, Tarrant County, Texas; and (3) Texas National Bank ("BANK"), a national bank having its principal office in the City of Southlake, Tarrant County, Texas.

                                   RECITALS:
                                   --------

     First Financial is a registered bank holding company. First Financial owns all of the issued and outstanding capital stock of First Financial Bankshares of Delaware, Inc. ("FFB DELAWARE") which, in turn, owns all of the issued and outstanding capital stock of First National Bank of Abilene; First National Bank, Sweetwater; Eastland National Bank; Hereford State Bank; First National Bank in Cleburne; Stephenville Bank & Trust Co.; Southwest Bank of San Angelo; and Weatherford National Bank.

     As of the date of this Agreement, Southlake Bancshares has 1,000,000 authorized shares of Common Stock (the "SOUTHLAKE BANCSHARES STOCK") having a par value of One Dollar ($1.00) each, with 211,820 shares being issued and outstanding. According to the records of Southlake Bancshares, the Southlake Bancshares Common Stock is presently held by those individuals, trusts, estates, corporations and other entities (the "SHAREHOLDERS") identified in the List of Shareholders attached hereto as EXHIBIT A.
                                ---------

     Southlake Bancshares owns 149,800 shares (99.87%) of the issued and outstanding capital stock of Bank ("BANK STOCK"). It is contemplated by this Agreement that prior to the Closing Date (as defined in Section 1.4), Southlake Bancshares shall acquire, or have entered into a binding, enforceable and assignable contract to acquire (which contract shall be acceptable to First Financial as to price and terms), all of the Bank Stock not owned by Southlake Bancshares as of the date of this Agreement.

     Pursuant to, and subject to, the provisions hereinafter set forth, First Financial desires to acquire from the Shareholders all of the issued and outstanding shares of Southlake Bancshares (hereinafter referred to as the "SHARES") in exchange for shares of the voting Common Stock of First Financial ("FIRST FINANCIAL STOCK") which shall be issued and registered by First Financial under the Securities Act of 1933 (the "ACT").

     NOW, THEREFORE, in consideration of the premises, and in further consideration of the mutual covenants and on the basis of the representations and warranties set forth herein, First Financial, Southlake Bancshares, and Bank have agreed, and by these presents do hereby agree, as follows:

                                   ARTICLE 1

                               EXCHANGE OF STOCK

     1.1. MEANS OF EXCHANGE.  The offer (the "EXCHANGE OFFER") to acquire all of
          -----------------
the shares of Southlake Bancshares in exchange for shares of First Financial Stock shall be made by means of a Prospectus to be delivered by First Financial to each of the Shareholders upon or following the effective date of a Registration Statement to be filed by First Financial in accordance with the Act (the "REGISTRATION STATEMENT").

     1.2. RATIO OF EXCHANGE.  Subject to all terms and conditions of this
          -----------------
Agreement, First Financial shall be obligated to issue and exchange .888 shares of First Financial Stock for each share of Southlake Bancshares Stock tendered by the Shareholders who accept the exchange offer during the time period the exchange offer is in effect; PROVIDED, HOWEVER, that if, prior to consummation of the proposed exchange offer, a share of First Financial Stock shall be changed into a different number of shares of First Financial Stock or a different class of shares by reason of reclassification, recapitalization, splitup, exchange of shares or adjustments, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of First Financial Stock into which a share of Southlake Bancshares Stock shall be exchanged will be appropriately and proportionately adjusted so that each Shareholder of Southlake Bancshares Stock shall be entitled to receive such number of shares of First Financial Stock as such Shareholder would have received pursuant to such reclassification, recapitalization, splitup, exchange of shares or adjustments, or as a result of such stock dividend, had the record date thereof been immediately following consummation of the exchange; FURTHER PROVIDED, the exchange ratio shall be adjusted if the Market Value (as herein defined) of First Financial Stock is less than $40.00 per share, or, if the Book Value of Southlake Bancshares Stock (as herein defined) is less than $17.75 per share, as of the "MARKET VALUE DATE" which shall be the last business day of the calendar month preceding the date First Financial has received written notice that the Board of Governors of the Federal Reserve System has approved the application filed by First Financial to acquire all of the Southlake Bancshares Stock.

     If, as of the Market Value Date, the Market Value of First Financial Stock is less than $40.00 per share, the exchange ratio shall be adjusted by (i) multiplying the exchange ratio by a fraction, the numerator of which is $40.00 and the denominator of which is the Market Value of First Financial Stock. If, as of the Market Value Date, the Book Value of Southlake Bancshares Stock is less than $17.75 per share, the exchange ratio shall be adjusted by (ii) multiplying the exchange ratio by a fraction, the denominator of which is $17.75 and the numerator of which is the Book Value of Southlake Bancshares Stock. If, as of the Market Value Date, the Market Value of First Financial Stock is less than $40.00 per share, and if, as of the Market Value Date, the Book Value of
                       ---
Southlake Bancshares Stock is less than $17.75 per share, the exchange ratio shall be determined by multiplying the exchange ratio derived in (i) by the fraction derived in (ii). PROVIDED, HOWEVER, First Financial may terminate this Agreement in the event any adjustments to the exchange ratio contemplated herein would result in the required issuance of more than 250,000 shares of First Financial Stock.

     As used herein, the "MARKET VALUE" of First Financial Stock shall mean the per share closing price of the First Financial Stock on the Nasdaq National Market Exchange. As used herein, the "BOOK VALUE" of Southlake Bancshares Stock shall mean the consolidated shareholders' equity of Southlake Bancshares determined in accordance with generally-accepted accounting principles ("GAAP") divided by the number of issued and outstanding shares of common stock of Southlake Bancshares; provided, that for purposes of determining the Book Value of Southlake Bancshares Stock as of the Market Value Date, as required above, the number of issued and outstanding shares of common stock of Southlake Bancshares shall include all shares of Southlake Bancshares Stock issued subsequent to the date of this Agreement as a result of the contemplated exercise of up to 30,299 outstanding stock options granted to certain officers and directors of Bank prior to the date of this Agreement, and shall further be deemed to include any such stock option which has not been exercised as of the Market Value Date. The shareholders' equity of Southlake Bancshares shall include the proceeds from the issuance of such new shares of stock and shall be deemed to include proceeds projected from the exercise of the remaining such stock options equal to the product of the number of outstanding stock options multiplied by the per share option price.

     1.3. MEANS OF ACCEPTANCE OF EXCHANGE OFFER.  A form of certificate and
          -------------------------------------
acceptance of the Exchange Offer (the "EXCHANGE FORM") shall accompany the Prospectus to be delivered to each Shareholder of Southlake Bancshares. The Exchange Form shall certify that the subject Southlake Bancshares Stock held by the Shareholder will be transferred to First Financial free and clear of all liens, options and claims of any sort. Once the Exchange Form has been signed by a Shareholder and delivered to the Transfer Agent (as defined in Section 1.5), the same shall be deemed to constitute an acceptance of the Exchange Offer to the extent of the number of shares of Southlake Bancshares Stock accompanying such Exchange Form. Shares of Southlake Bancshares Stock delivered by the Shareholders to the Transfer Agent pursuant to the exchange offer may not be withdrawn. If, for any reason, the Exchange Offer is terminated and the exchange of Southlake Bancshares Stock for First Financial Stock is not consummated, then all shares tendered by the Shareholders for exchange shall be promptly returned by the Transfer Agent.

     1.4. MEANS OF CONSUMMATING THE EXCHANGE.  The Transfer Agent, during the
          ----------------------------------
pendency of the Exchange Offer, shall notify First Financial and Southlake Bancshares daily of the number of shares of Southlake Bancshares Stock tendered for exchange under properly executed Exchange Forms. If First Financial receives written notice from the Transfer Agent that the Required Amount of Southlake Bancshares Stock (as defined in Section 2.2) has been tendered and assigned to First Financial, then, within ten (10) days after the Closing Date, First Financial shall issue and mail to those Shareholders who have tendered their shares of Southlake Bancshares Stock, by registered mail, certificates for the First Financial Stock representing the number of shares of First Financial's stock as required under Section 1.2 above for each share of Southlake Bancshares Stock received by the

Transfer Agent. For purposes of this Agreement, the "CLOSING DATE" shall be the later of (i) the date First Financial receives notice from the Transfer Agent
-----
that the Required Amount of Southlake Bancshares Stock has been tendered, (ii) the expiration date of the Exchange Offer, or (iii) the date when all conditions precedent to consummation of the exchange have been satisfied (or, if not satisfied, have been waived in writing by First Financial or Southlake Bancshares, as the case may be, in accordance with Section 1.9). Subject to the terms and conditions of this Agreement, the exchanges called for by this Agreement will be effective as of the Closing Date.

          Notwithstanding the foregoing provisions of this Section and of
Section 1.3, First Financial shall not issue any fractional shares of its Common Stock. Shareholders of Southlake Bancshares who would otherwise be entitled to receive fractional shares of First Financial Stock shall be paid in cash for such fractional shares based upon the Market Value per share of First Financial Stock as of the Market Value Date. Any cash payment to which a Shareholder of Southlake Bancshares may be entitled shall be included with such Shareholder's certificate for First Financial Stock when such certificate is mailed to such Shareholder.

     1.5. TRANSFER AGENT.  The Transfer Agent (herein so called) for purposes of
          --------------
this transaction shall be First National Bank of Abilene - Trust Department, Third Floor, 400 Pine Street, Abilene, Texas 79601.

     1.6. EFFECTIVE DATE OF EXCHANGE OFFER.  The effective date for commencement
          --------------------------------
of the Exchange Offer (the "EFFECTIVE DATE") contemplated by this Agreement shall be the later of:

          (a) The date upon which the Prospectus is mailed by First Financial to the Shareholders of Southlake Bancshares pursuant to the Registration Statement (not before but on or following the effective date thereof) filed by First Financial with the Securities and Exchange Commission with respect to the First Financial Stock to be issued hereunder; or

          (b) Such other date as may be mutually agreed upon by First Financial and Southlake Bancshares.

     1.7. OFFER EXPIRATION DATE.  Unless otherwise extended by First Financial,
          ---------------------
the Exchange Offer shall expire twenty-one (21) business days after the Effective Date.

     1.8. MERGER.  If the Required Amount of Southlake Bancshares Stock (as
          ------
defined in Section 2.2) is tendered in exchange for First Financial Stock, and if all other conditions precedent to consummation of the exchange are satisfied (or, if not satisfied, are waived in writing by First Financial or Southlake Bancshares, as the case may be, in accordance with Section 1.9) and First Financial shall deliver to the tendering Shareholders the shares of First Financial Stock (and, with regard to any fractional shares, the cash payments) to which such Shareholders are entitled hereunder, it is the intent of First Financial to immediately thereafter merge Southlake Bancshares with and into FFB Delaware pursuant to applicable law. If the Exchange Offer is consummated, but less than all of the Southlake Bancshares Stock is tendered in exchange for First Financial Stock, then as part of the proposed merger of Southlake Bancshares into FFB Delaware, those Shareholders of Southlake Bancshares who did not tender their shares pursuant to the Exchange Offer made under this Agreement will be required to accept First Financial Stock (and cash for any fractional shares of First Financial Stock) upon the same basis (exchange rate and cash) as the exchange of Southlake Bancshares Stock for First Financial Stock (and cash for fractional shares) will be made under this Agreement, subject only to the rights, if any, afforded by Delaware or Texas law (whichever shall apply) to any Shareholders of Southlake Bancshares who dissent from the merger and refuse to accept First Financial Stock (and cash for fractional shares) in return for their Southlake Bancshares Stock.

     1.9. WAIVER OF CONDITIONS.  If not satisfied, any condition for the benefit
          --------------------
of First Financial may be waived by First Financial in writing and any condition for the benefit of Southlake Bancshares or the Shareholders may be waived by Southlake Bancshares in writing.

                                   ARTICLE 2

                     CONDITIONS PRECEDENT TO EXCHANGE OFFER
                        AND CONSUMMATION OF TRANSACTION

     Unless otherwise agreed in writing by First Financial and Southlake Bancshares, the obligations of First Financial to offer First Financial Stock to the Shareholders pursuant to this Agreement and, thereafter, the obligations of First Financial and Southlake Bancshares and the tendering Shareholders to consummate the exchange of stock contemplated by this Agreement shall be expressly subject to the satisfaction of the following conditions:

     2.1. REGULATORY APPROVALS.  (1)  The Board of Governors of the Federal
          --------------------
Reserve System shall have approved, in writing, the acquisition by First Financial of all of the issued and outstanding capital stock of Southlake Bancshares; (2) all other approvals and authorizations of, filings and registrations with, and notifications to, all federal, state and local authorities required for the consummation of the transaction contemplated hereby shall have been obtained or made and shall be in full force and effect; and (3) all mandatory waiting periods shall have elapsed.

     2.2. TAX RULINGS.  (1) Southlake Bancshares shall have received a written
          -----------
opinion from its independent accountants and/or tax counsel to the effect that, for federal income tax purposes, the transaction called for by this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that, accordingly, for federal tax purposes (i) no gain or loss will be recognized by each Shareholder who receives First Financial Stock in exchange for his or her Southlake Bancshares Stock, (ii) the aggregate tax basis of First Financial Stock received by a Shareholder will be the same as the aggregate basis of the Southlake Bancshares Stock surrendered in exchange therefor, and (iii) the holding period for the purpose of determining the recognition of long-term capital gain or loss resulting from a subsequent sale of the First Financial Stock to be received by each Shareholder will include, in each instance, the period in which the Shareholder held the Southlake Bancshares Stock surrendered and exchanged therefor ; and (2) First Financial shall have received a written opinion from its independent accountants, Arthur Andersen LLP, in form and substance satisfactory to First Financial, stating that the acquisition by First Financial of the Required Amount of Southlake Bancshares Stock will be treated for accounting purposes as a "pooling-of-interests." For purposes of this Agreement, the term "REQUIRED AMOUNT OF SOUTHLAKE BANCSHARES STOCK" shall mean that number of shares of Southlake Bancshares Stock (as determined by First Financial's independent accountants) which must be tendered by the Shareholders in exchange for First Financial Stock in order for the acquisition by First Financial to be treated for accounting purposes as a "pooling-of-interests," and which number of shares, for purposes of this transaction, shall be at least 90% of the issued and outstanding shares of Southlake Bancshares Stock.

     2.3. ACCURACY OF REPRESENTATIONS AND WARRANTIES.  Except as otherwise
          ------------------------------------------
expressly provided herein, all of the representations and warranties of First Financial, Southlake Bancshares and Bank contained in this Agreement shall be true and correct as of the Effective Date and as of the Closing Date, with the same force and effect as though made on the Effective Date and Closing Date, respectively, and there shall be delivered on the Effective Date and the Closing Date appropriate certificates of authorized officers of First Financial, Southlake Bancshares and Bank.

     2.4. PERFORMANCE OF AGREEMENTS.  First Financial, Southlake Bancshares and
          -------------------------
Bank shall have performed all obligations and agreements, and shall have complied with all covenants and conditions, contained in this Agreement to be performed and complied with by it or them on or prior to the Closing Date.

     2.5. NO GOVERNMENTAL PROCEEDING OR LITIGATION.  No order, judgment or
          ----------------------------------------
decree of any competent court, governmental body or regulatory authority shall be outstanding which declares or seeks a declaration that this Agreement is invalid or which restrains, or seeks to restrain, the consummation of the Exchange Offer; and no action or proceeding shall be pending which questions the validity or legality of, or seeks to restrain the consummation of, the exchange contemplated by this Agreement.

     2.6. SECURITIES LAWS.  (1) The declaration by the Securities and Exchange
          ---------------
Commission (the "SEC") that the Registration Statement filed by First Financial pursuant to the Act covering the shares of First Financial Stock to be issued pursuant to this Agreement is effective and the furnishing of a Prospectus to the Shareholders of Southlake Bancshares; (2) all approvals and authorization of, filings and registrations with, and notifications to, all regulatory authorities under state securities or Blue Sky laws required for the offer, sale, exchange or qualification of the First Financial Stock in connection with the exchange offer shall have been obtained or made and shall be in full force and effect; (3) First Financial, Southlake Bancshares and Bank shall have complied with all federal and state securities laws, statutes, rules and regulations applicable to the exchange offer contemplated by this Agreement; (4) no stop order has been issued or threatened by any federal or state securities authority with respect to the offer, sale, issuance or exchange of stock contemplated hereby; and (5) First Financial shall have taken such action as may be necessary for the shares of First Financial Stock to be issued pursuant to this Agreement to be qualified for trading on the Nasdaq National Market Exchange.

     2.7. TENDER OF SHARES.  The delivery by Shareholders owning the Required
          ----------------
Amount of Southlake Bancshares Stock of duly and properly executed Exchange Forms effectively transferring and assigning their shares of Southlake Bancshares Stock to First Financial free and clear of all liens, options and claims of any sort.

     2.8. NO MATERIAL CHANGES.  The absence of any material adverse change in
          -------------------
the financial conditions of First Financial, Southlake Bancshares, or Bank between June 30, 1997, and the Closing Date as determined in good faith by First Financial and Southlake Bancshares.

     2.9. OPINION OF SOUTHLAKE BANCSHARES'S COUNSEL.  First Financial shall have
          -----------------------------------------
received the written opinion of counsel for Southlake Bancshares and Bank dated at or as of the Closing Date, and in form and substance satisfactory to First Financial and its counsel, that (1) Southlake Bancshares is duly organized, validly existing and in good standing under the laws of the State of Texas; (2) Bank is duly organized, validly existing and in good standing under the laws of the United States; (3) Southlake Bancshares and Bank have all requisite power and have been duly authorized to execute and deliver this Agreement and to consummate the transaction contemplated thereby; (4) the execution and delivery of this Agreement by Southlake Bancshares and Bank does not, and the consummation of the transaction contemplated thereby, will not, to the best of counsel's knowledge, contravene or violate any provisions of or constitute a default under (a) the Articles of Incorporation or Association or Bylaws of Southlake Bancshares or Bank, (b) any agreement or instrument to which Southlake Bancshares or Bank is a party or by which Southlake Bancshares or Bank is bound or to which any property of Southlake Bancshares or Bank is subject, or (c) any law, regulation, rule, decree, order or judgment of any court, governmental agency or public body applicable to Southlake Bancshares or Bank or any of their respective assets or property; (5) all consents, approvals, authorizations, actions or filings with any court, governmental agency or public body required in connection with the execution, delivery and performance by Southlake Bancshares and Bank of this Agreement have been obtained and, to the best of counsel's knowledge, have not been withdrawn or qualified; (6) all of the outstanding shares of Southlake Bancshares Stock and Bank Stock have been validly issued and are non-assessable and fully paid; (7) except as reflected in an applicable Disclosure Schedule, to the best of counsel's knowledge, there are no known liabilities, claims or lawsuits pending against Southlake Bancshares or Bank or any of their respective properties or assets; (8) except as a result of the contemplated exercise of up to 30,299 outstanding stock options referenced in Section 3.4, between the date of this Agreement and the Closing Date, the number of issued and outstanding shares of Southlake Bancshares Stock and Bank Stock have not increased; and (9) except as disclosed in

Disclosure Schedule 3.13, to the best of counsel's knowledge, all Bank Stock owned by Southlake Bancshares is free and clear of liens, security interests, transfer restrictions, other encumbrances, and claims of any sort.

    2.10. ENVIRONMENTAL REPORT.  First Financial shall have received, at
          --------------------
First Financial's expense, a satisfactory Phase I Environmental Assessment report covering all real property of Southlake Bancshares and Bank, whether such real property is used by Southlake Bancshares or Bank in its corporate or banking business, held for resale or otherwise owned or held by Southlake Bancshares or Bank.

    2.11. FREEZE OF EMPLOYEE STOCK OWNERSHIP PLAN.  The Boards of Directors
          ---------------------------------------
of Southlake Bancshares and Bank shall, prior to the Closing Date, adopt such resolutions, and take such other action, as may be reasonable and necessary (as judged by First Financial and its counsel), to freeze the existing Southlake Bancshares Employee Stock Ownership Plan (the "KSOP"). Such resolutions may condition freeze of the KSOP and any transfer, exchange or disposition of the assets of the KSOP upon consummation of the stock exchange transaction contemplated by this Agreement.

          In addition, First Financial and its counsel shall be satisfied, in their opinion, that (1) the KSOP is a qualified plan under, and as of the effective date of termination, in full compliance with the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, the Internal Revenue Code of 1986, as amended, and all other applicable laws, rules and regulations; and (2) no facts or circumstances exist which, in the opinion of First Financial and its counsel, may result in liability to First Financial, Southlake Bancshares, Bank or any of its or their directors, officers or employees arising out of, or in connection with, administration of the KSOP or termination of the KSOP if the transaction contemplated by this Agreement is consummated.

    2.12. TERMINATION OF COMPENSATION PLANS.  The Boards of Directors of
          ---------------------------------
Southlake Bancshares and Bank, as the case may be, shall, prior to the Closing Date, adopt such resolutions and take such other action as may be necessary to
(i) terminate the Bank Executives' Supplemental Income Plan, the Bank Directors' Deferred Income Plan, and the Bank Officers' Bonus Plan and (ii) eliminate all liability of Southlake Bancshares and Bank under such Plans. Upon Plan termination, and contemporaneous with payment of any benefit accrued thereunder, Southlake Bancshares and Bank, as the case may be, shall receive a written release of liability from each beneficiary of any such Plan.

    2.13. REDEMPTION OF PREFERRED STOCK.  Southlake Bancshares shall, prior
          -----------------------------
to the Closing Date, adopt such resolutions and take such other action as may be necessary or appropriate under the circumstances to redeem and cancel all of the issued and outstanding shares of Southlake Bancshares Preferred Stock.

    2.14. OPINION OF FIRST FINANCIAL'S COUNSEL.  Southlake Bancshares shall
          ------------------------------------
have received the written opinion of counsel for First Financial, dated at or as of the Closing Date and in form and substance satisfactory to Southlake Bancshares and its counsel, that

(1) First Financial is duly organized, validly existing and in good standing under the laws of the State of Texas; (2) First Financial has all requisite power and has been duly authorized to execute and deliver the Agreement and to consummate the transaction contemplated thereby; (3) the execution and delivery by First Financial of the Agreement does not, and consummation of the transaction contemplated thereby will not, contravene or violate any provision of or constitute a default under the (a) Articles of Incorporation or Bylaws of First Financial, or (b) any law, regulation, rule, decree, order or judgment of any court, governmental agency or public body applicable to First Financial or its assets or properties; (4) all consents, approvals, authorizations, actions or filings with any court, governmental agency or public body required in connection with the execution, delivery and performance by First Financial of the Agreement have been obtained; and (5) when issued pursuant to this Agreement, the shares of First Financial Stock issued in exchange for shares of Southlake Bancshares Stock shall be duly authorized and issued and fully paid and non-assessable.

                                   ARTICLE 3

                       WARRANTIES AND REPRESENTATIONS OF
                         SOUTHLAKE BANCSHARES AND BANK

     Southlake Bancshares and Bank hereby jointly and severally make the following warranties and representations to First Financial:

     3.1. ORGANIZATION AND STANDING OF SOUTHLAKE BANCSHARES.  Southlake
          -------------------------------------------------
Bancshares is a Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with corporate power to own its property and carry on its business as it is now being conducted. Southlake Bancshares is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. True, correct and complete copies of the Articles of Incorporation and Bylaws of Southlake Bancshares, including all amendments thereto, have been delivered to First Financial, or are delivered herewith by Southlake Bancshares to First Financial. The corporate minute book of Southlake Bancshares contains true and complete records of all meetings and consents in lieu of meeting of the Board of Directors and Shareholders since the incorporation of Southlake Bancshares, which accurately reflect in all material respects all transactions referred to in such minutes and consents in lieu of meeting.

     3.2. ORGANIZATION AND STANDING OF BANK.  Bank is a national bank duly
          ---------------------------------
organized, validly existing and in good standing under national banking laws, with corporate power to own property and carry on its business as it is now being conducted. Bank is an insured bank under the Federal Deposit Insurance Act. All of the banking business and all of the banking offices and facilities of Bank are located within the State of Texas. True, correct and complete copies of the Articles of Incorporation (or Association) and Bylaws of Bank, including all amendments thereto, have been delivered to First Financial, or are delivered herewith by Bank to First Financial. The corporate minutes of Bank contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors and Shareholders since the incorporation of Bank, which accurately reflect in all material respects all transactions referred to in such minutes and consents in lieu of meeting.

     3.3. SUBSIDIARIES AND AFFILIATES. Southlake Bancshares does not have any
          ---------------------------
subsidiaries other than Bank. Bank does not have any subsidiaries. Neither Southlake Bancshares nor Bank holds any interest in any other corporation, firm, joint venture or partnership, except (1) as security for repayment of loans to customers of Bank, (2) as acquired by Bank through foreclosure or otherwise by reason of debt previously contracted, or (3) for authorized investment securities purchased by Southlake Bancshares or Bank for its own account (but, as a result of which investments, neither Southlake Bancshares nor Bank is considered to be an affiliate of the issuer of such securities or otherwise controls, is controlled by or is under common control with, the issuer of any such investment securities).

     3.4. CAPITALIZATION.  As of the date of this Agreement, the authorized
          --------------
capital stock of Southlake Bancshares consists of 1,000,000 shares of Common Stock of a par value of $1.00 each, of which 211,820 are presently issued and outstanding, and 1,000,000 shares of $1.00 par value, 8.0% nonvoting, cumulative Preferred Stock, of which 7,200 are presently issued and outstanding. It is contemplated by this Agreement that as many as 30,299 stock options granted to certain officers and directors of Bank (identified in the Stock Optionee List attached hereto as Exhibit B) will be exercised prior to the Closing Date and
                   ---------
will result in as many as 242,119 shares being issued and outstanding at the Closing Date. Southlake Bancshares holds no stock of any type or classification as treasury stock. The authorized capital stock of Bank consists of 187,500 shares of Common Stock of a par value of $5.00, of which 150,000 are presently issued and outstanding. Southlake Bancshares now owns all but 200 shares of the issued and outstanding Common Stock of Bank, but prior to the Closing Date Southlake Bancshares shall use its best efforts to acquire all of the issued and outstanding Common Stock of Bank not owned as of the date of this Agreement at a reasonable price as determined by the mutual agreement of Southlake Bancshares and First Financial. Bank holds no stock as treasury stock. All rights, privileges, restrictions (if any), terms and provisions governing any of the shares of capital stock of Southlake Bancshares or Bank are described in Disclosure Schedule 3.4. As of the Closing Date there shall not be any Southlake Bancshares Stock held as treasury stock; additionally, there shall be no outstanding or authorized subscriptions, options, warrants, calls, rights or commitments or any kind restricting the transfer of, requiring the issuance or sale of, or otherwise relating to, any of the capital stock of Southlake Bancshares or Bank.

     3.5. AUTHORITY OF SOUTHLAKE BANCSHARES AND BANK.  This Agreement has been
          ------------------------------------------
duly authorized, executed and delivered by Southlake Bancshares and by Bank, respectively, and, subject to the conditions precedent to the consummation of the transactions set forth herein, is a valid, legally binding and enforceable obligation of Southlake Bancshares and Bank. Neither the execution, delivery or performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, will violate (with or without the giving of notice or the passage of time), be in conflict with, result in a breach of any provision of, or constitute a default under, any provision in the Articles of

Incorporation, Articles of Association or Bylaws of, or any provision of law applicable to, Southlake Bancshares or Bank or any agreement or understanding, order, judgment, award, decree, statute, ordinance, regulation or other restriction of any kind or character to which Southlake Bancshares or Bank is a party or by which any of the respective assets or properties of Southlake Bancshares or Bank are subject or bound.

     3.6. LICENSES, PERMITS AND CONTRACTS.  None of the licenses, permits,
          -------------------------------
franchises, authorizations or contracts of Southlake Bancshares or Bank will be violated, breached, terminated or otherwise impaired by reason of execution, delivery or performance of this Agreement by Southlake Bancshares or Bank, or consummation of the transactions contemplated hereby.

     3.7. CLAIMS, SUITS AND PROCEEDINGS.  Except as reflected in Disclosure
          -----------------------------
Schedule 3.7, there are no legal, administrative, arbitration or other action, suit, proceeding or claim pending, under investigation, or, to its knowledge, threatened against Southlake Bancshares or Bank, at law or in equity, or before any federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person. In particular, and without in any way limiting the foregoing, neither Southlake Bancshares nor Bank is subject to, or a party to, any cease-and-desist, supervisory or other agreement with any banking or other regulatory authority which requires the consent or approval of such authority or which is otherwise applicable to the transaction contemplated by this Agreement.

     3.8. CONSENTS AND APPROVALS.  No consent, approval or authorization of, or
          ----------------------
declaration, filing or registration with, any person or governmental authority is required in connection with the execution and delivery of this Agreement by Southlake Bancshares or Bank, and consummation of the transaction contemplated hereby, except for such regulatory approvals as may be required for First Financial to acquire the Southlake Bancshares Stock under Section 2.1 and for such approvals by the Boards of Directors of Southlake Bancshares and of Bank as have been given prior to execution of this Agreement.

     3.9. REGULATORY REPORTS. Southlake Bancshares and Bank have filed all
          ------------------
reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the Board of Governors of the Federal Reserve System (the "FRB"), Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC"), and any other applicable authorities, and all of such reports, registrations and statements are true, complete and correct in all material respects.

    3.10. FINANCIAL STATEMENTS. Southlake Bancshares and Bank have provided, or
          --------------------
caused to be provided, to First Financial the Financial Statements and Reports described in Disclosure Schedule 3.10 attached hereto and the notes thereto (collectively, the "FINANCIAL STATEMENTS"), all of which have been prepared in accordance with GAAP or regulatory accounting principles ("RAP"); and the Financial Statements, as of their respective dates, conformed in all material respects with all applicable material rules and regulations promulgated by the FRB, the OCC and the FDIC.

    3.11. UNDISCLOSED LIABILITIES.  Except to the extent reflected in the
          -----------------------
Financial Statements or as reflected in Disclosure Schedule 3.11, Southlake Bancshares and Bank have no debt, liability or obligation of any nature (whether liquidated, unliquidated, absolute, accrued, contingent or otherwise and whether due or to become due) which may result in a material adverse effect upon its financial condition or its ability to perform this Agreement.

    3.12. ABSENCE OF CERTAIN CHANGES. Except as and to the extent reflected in
          --------------------------
Disclosure Schedule 3.12, neither Southlake Bancshares nor Bank, from June 30, 1997, until the date of this Agreement, has:

          (a) made any amendment to its Articles of Incorporation, Articles of Association or Bylaws, or changed the character of its business in any material manner;

          (b) suffered any material adverse change in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise) or business;

          (c) incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any debt, obligation or liability (whether liquidated, unliquidated, absolute, accrued, contingent or otherwise) except in the ordinary course of business;

          (d) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or change of any kind;

          (e) canceled any debts in excess of $25,000, waived any claims or rights of material value, or sold, transferred, or otherwise disposed of any of its properties or assets, except in the ordinary course of business;

          (f) disposed of or permitted to lapse any rights to the use of any trademark, trade name, copyright or other intangible property right or franchise, or disposed of or disclosed to any person other than its employees any trade secret not theretofore a matter of public knowledge;

          (g) granted any increase in compensation, or paid or agreed to pay or accrue any bonus or like benefit, to or for the credit of any director, officer or employee except in the ordinary course of business, or entered into any employment or consulting contract or other agreement for personal services with any director, officer or employee, or adopted, amended or terminated any Employee Benefit Plan;

          (h) declared, paid or set aside for payment any dividend or other distribution or payment in respect of its capital stock (other than normal, regular dividends or distributions of Bank to Southlake Bancshares);

          (i) organized or acquired, except through foreclosure, the exercise of creditors remedies or in a fiduciary capacity, any capital stock or other equity securities of any corporation or acquired any equity or ownership interest in any partnership or business enterprise;

          (j) issued, reserved for issuance, granted or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance of or conversion into shares of its capital stock other than the 30,299 outstanding stock options referenced in Section 3.4;

          (k) made any change in any method of accounting or accounting practice, except as required by applicable law, regulation or GAAP;

          (l) except for the transactions contemplated by this Agreement, or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business; or

          (m) agreed, whether in writing or otherwise, to take any action the performance of which would be prohibited under the terms and provisions of this Agreement.

     Since June 30, 1997, Southlake Bancshares and Bank have conducted business only in the ordinary course and in a manner consistent with past practices. Neither Southlake Bancshares nor Bank has made any material change in the conduct of its business or operations since June 30, 1997.

    3.13. TITLE TO PROPERTIES; ENCUMBRANCES; ACCESS.  Except for the liens
          -----------------------------------------
and security interests disclosed in Disclosure Schedule 3.13, Southlake Bancshares and Bank have, or will have upon the Closing Date, unencumbered, good and indefeasible title to all their properties and assets, real and personal, including, without limitation, all properties and assets reflected in the Financial Statements, subject to (i) easements, reservations, restrictions, rights-of-way, and other encumbrances of record, other than liens and conveyances, and (ii) those properties and assets disposed of in the ordinary course of business consistent with safe and sound banking practices; and, to their knowledge, all uses made of, and activities conducted upon, any real property owned, leased or used by Southlake Bancshares and Bank comply in all respects with applicable state, local or municipal zoning laws and other laws, rules, regulations and ordinances. In addition, all improvements situated upon real property assets of Southlake Bancshares and Bank are within surveyed boundaries and have unrestricted right of access to and from an adjacent public thoroughfare.

    3.14. MATERIAL PENDING OR THREATENED PROCEEDINGS.  Except as reflected
          ------------------------------------------
in Disclosure Schedule 3.14, there is no legal, administrative, arbitration or other action, suit, proceeding or claim pending, under investigation, or, to its knowledge, threatened against Southlake Bancshares or Bank, or involving any of their properties or assets, at law or in equity, or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person, which may result in a material adverse effect upon its financial condition or its ability to perform this Agreement.

    3.15. TAX MATTERS.  Southlake Bancshares and Bank have each:
          -----------

          (a) timely filed all tax returns (the "FILED RETURNS") and timely paid all tax liability reasonably determined thereunder;

          (b) established reasonable accruals for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment or other taxes with respect to the periods prior to the date of this Agreement and subsequent to the last Filed Return; and

          (c) properly and timely withheld, remitted and/or paid all withholding taxes, social security taxes, unemployment taxes and other employment-related taxes which Southlake Bancshares or Bank are, by law, required to withhold, remit or pay.

     In addition to the foregoing, neither Southlake Bancshares nor Bank (1) is the subject of, nor is there pending or threatened, any audit with respect to or arising out of any Filed Return; (2) has previously requested, or has filed a request for, any extension of time to file any return or pay any tax; or (3) has agreed or consented to the extension of any statute of limitations respecting the assessment of taxes, additional taxes, penalty or interest in connection with any tax liability or Filed Return. No tax liens have been filed or threatened against Southlake Bancshares or Bank. All Filed Returns are true, correct and complete in all material aspects.

     For the purposes of this Agreement, the term "TAX" shall include all federal, state and local taxes and related governmental charges and any interest, penalties or assessments payable in connection with the payment of taxes.

    3.16. EMPLOYMENT BENEFIT PLANS.  (1) Except as reflected in Disclosure
          ------------------------
Schedule 3.16, neither Southlake Bancshares nor Bank maintains or contributes to, nor is Southlake Bancshares or Bank required to maintain or contribute to,
(i) any "employee welfare benefit plan" [as defined in Section 3(1) of the Employee Retirement Income Security Act ("ERISA")] or (ii) any "employee pension benefit plan" [as defined in Section 3(2) of ERISA]. Except as reflected in Disclosure Schedule 3.16, neither Southlake Bancshares nor Bank maintains or contributes to, nor has Southlake Bancshares or Bank adopted or entered into, any deferred compensation plan, bonus plan, stock option plan, employee stock option plan or any other employee benefit plan, agreement, arrangement or commitment (other than normal policies concerning holidays, vacations, accumulated sick leave, and annual budgeted incentive bonuses previously disclosed to First Financial).

     Each Employee Benefit Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority, has been so qualified, registered or approved by the appropriate governmental agency or authority and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval. All contributions (including premiums) required by law or contract to have been made or approved by Southlake Bancshares or Bank, as the case may be, under or with respect to an Employee Benefit Plan have been paid or accrued by Southlake Bancshares or Bank, as appropriate, without limiting the foregoing, there are no unfunded liabilities under any Employee Benefit Plan. Neither Southlake Bancshares nor Bank have received notice of any investigations, litigation or other enforcement actions against it with respect to any of the Employee Benefit Plans. There are no pending actions, suits or claims by former or present employees of Southlake Bancshares or Bank (or their beneficiaries) with respect to the Employee Benefit Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

    3.17. LEASES, CONTRACTS AND AGREEMENTS.  Disclosure Schedule 3.17
          --------------------------------
reflects all leases, contracts and agreements to which Southlake Bancshares or Bank is a party and which obligate or may obligate Southlake Bancshares or Bank to pay any amount in excess of $25,000 over the entire term of any such lease, contract or agreement (the "CONTRACTS"), true and correct copies of which have been or shall be made available to First Financial. For the purposes of this Agreement, the Contracts shall not be deemed to include loan commitments of, loans made by, repurchase agreements made by, bankers acceptances of, or deposits taken by Bank in the ordinary course of its banking business. Each and all of the Contracts are legal, valid, binding and enforceable in accordance with their terms and are in full force and effect. There are no existing defaults by any party to the Contracts and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such default.

    3.18. RELATED COMPANY TRANSACTIONS.  Except for transactions described
          ----------------------------
in Disclosure Schedule 3.18, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between Southlake Bancshares and Bank.

    3.19. TRANSACTIONS WITH AFFILIATES.  Except as reflected in Disclosure
          ----------------------------
Schedule 3.19, neither Southlake Bancshares nor Bank (1) has any loans outstanding to any of its affiliates, executive officers, or directors, or to any Shareholder owning ten percent (10%) or more of its outstanding shares or
(2) is a party to, or otherwise bound by, any contractual agreement with any of its affiliates, executive officers, or directors, or with any Shareholder owning ten percent (10%) or more of its outstanding shares.

    3.20. COMPLIANCE WITH LAWS.  Except as reflected in Disclosure Schedule
          --------------------
3.20, neither Southlake Bancshares nor Bank are in violation of, or default under, any laws, ordinances, regulations, judgements, injunctions, orders, or decrees (including without limitation, any immigration laws or regulations) of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to its business.

    3.21. ACCURACY OF INFORMATION.  The factual information relating to
          -----------------------
Southlake Bancshares and Bank contained in this Agreement and the Disclosure Statements hereto is true, correct and complete in all respects. The information relating to Southlake Bancshares and Bank supplied for inclusion in the application of First Financial to the FRB, the Registration Statement filed by First Financial with the SEC and the Prospectus to be delivered by First Financial to each of the Shareholders of Southlake Bancshares, as of the date supplied by Southlake Bancshares and Bank, will be true, correct and complete in all respects.

    3.22. INSURANCE.  Disclosure Schedule 3.22 sets forth a list and brief
          ---------
description of all existing insurance policies maintained by Southlake Bancshares and by Bank pertaining to its business properties, personnel or assets. Neither Southlake Bancshares nor Bank is in default with respect to any provision contained in any insurance policy, and has not failed to give any notice or present any claim under any insurance policy in a due and timely fashion. All such policies shall have been delivered to First Financial, or are delivered herewith, and at all times prior to the Closing Date shall be in full force and effect. All payments with respect to such policies are current and no notice threatening a suspension, revocation, modification or cancellation of any such policy has been received.

    3.23. LOANS. Each loan reflected as an asset in the Financial Statements, as
          -----
well as all other extensions of credit, guarantees, security agreements, deeds of trust and other documents and instruments executed in connection therewith (whether intended as security or otherwise) is to the best of the knowledge of Southlake Bancshares and Bank the legal, valid and binding obligation of the obligor named therein and is enforceable in accordance with its terms. Southlake Bancshares and Bank have made available to First Financial all information in possession of Southlake Bancshares and Bank concerning all outstanding loans of Southlake Bancshares and Bank.

    3.24. REGULATORY ACTIONS. Except as disclosed in Disclosure Schedule 3.24,
          ------------------
there are no actions or proceedings pending or threatened against Southlake Bancshares or Bank by or before the FRB, the OCC, the FDIC, the SEC or any other governmental agency or authority.

    3.25. BROKER'S FEES.  No person or entity acting on behalf of Southlake
          -------------
Bancshares or Bank is or shall be entitled, directly or indirectly, to any brokerage fee, commission, finder's fee or financial advisory fee in connection with the transaction contemplated by this Agreement.

    3.26. ENVIRONMENTAL MATTERS. Except as disclosed in Disclosure Schedule
          ---------------------
3.26, there are no known environmental problems or known conditions affecting any of the properties of Southlake Bancshares or Bank. In particular, and without in any way limiting the foregoing, Southlake Bancshares and Bank warrant and represent that to the best of their knowledge all hazardous and toxic chemicals, substances and materials located or used upon any of their respective properties have been and are being stored, used, transported and disposed of in compliance with applicable state and federal environmental laws; that there are no prior waste disposal site(s) or underground storage tanks located upon any of its properties; and that no action or investigation is pending or threatened by any governmental or regulatory authority, or by any person, firm or corporation, arising out of any failure, or alleged failure, to comply with applicable environmental laws, statutes, rules or regulations.

    3.27. DEFERRED DIRECTORS COMPENSATION. Except as disclosed in Disclosure
          -------------------------------
Schedule 3.27, neither Southlake Bancshares nor Bank maintains, contributes to or is otherwise obligated under any Deferred Directors Compensation Plan.

                                   ARTICLE 4

                  CONDUCT OF BUSINESS OF SOUTHLAKE BANCSHARES
                         AND BANK PENDING CLOSING DATE

     4.1. AFFIRMATIVE COVENANTS.  From and after the date of this Agreement and
          ---------------------
until the Closing Date, Southlake Bancshares and Bank shall each:

          (a) operate and conduct its business in the ordinary course and consistent with its prior practices;

          (b) preserve intact its corporate existence, business organization, assets, licenses, permits, franchises, authorizations, contracts and business opportunities;

          (c) maintain its books, accounts and records in accordance with GAAP and/or banking practices, as applicable, and comply with all of its contractual obligations;

          (d) maintain all of its properties in good repair, order and condition, reasonable wear and tear excepted, and maintain appropriate insurance coverage upon all such properties;

          (e) in good faith and in a timely manner (i) cooperate with First Financial in satisfying the conditions in this Agreement; (ii) diligently assist First Financial, to the extent it may reasonably require, in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory or corporate, as are necessary for First Financial to carry out and consummate the transaction contemplated by this Agreement; (iii) furnish, or cause to be furnished, to First Financial such information as First Financial may reasonably require for inclusion in any filings or applications that may be necessary in that regard; and (iv) perform all acts and execute and deliver all documents reasonably necessary to cause the transaction contemplated by this Agreement to be consummated at the earliest possible date;

          (f) timely file with the FRB, OCC, FDIC, SEC and other regulatory authorities all financial statements and other reports to be filed by it and promptly thereafter deliver to First Financial copies of all financial statements and other reports required to be so filed;

          (g) comply with all applicable laws and regulations, noncompliance with which would have a material adverse effect upon its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise) or business;

          (h) promptly give written notice to First Financial upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of Southlake Bancshares or Bank contained in or referred to in this Agreement to be untrue in any material respect, and use its best efforts to prevent or promptly remedy the same; and

          (i) provide to First Financial, or provide First Financial access to, all books, records, reports, financial statements and other documents and information as First Financial may from time to time request.

          (j) immediately or prior to the date of closing of this contemplated transaction, establish such additional accruals and reserves as may be necessary to conform Southlake Bancshares' and Bank's accounting and credit loss reserve practices and methods to those of First Financial; provided, however, no action taken pursuant to this subsection shall have any affect on calculation of the Book Value of Southlake Bancshares Stock for the purposes of Section 1.2 and no accrual or other adjustment made pursuant to this subsection shall constitute an acknowledgment by Southlake Bancshares or Bank or create any implication, for any purpose, that such accrual or adjustment was necessary for any purpose other than to comply with the provisions of this subsection.

     4.2. NEGATIVE COVENANTS.  Except with the prior written consent of First
          ------------------
Financial, neither Southlake Bancshares nor Bank shall, from the date of this Agreement and until the Closing Date:

          (a) make or permit any amendment to its Articles of Incorporation, Articles of Association or Bylaws;

          (b) make or permit any changes in allocating or charging costs which in the aggregate would cause a material detriment, except as may be required by applicable regulation or GAAP, and after written notice to First Financial;

          (c) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement, (i) directly or indirectly initiate contact with any person or entity in an effort to solicit an acquisition, merger or consolidation proposal relating to Southlake Bancshares or Bank, (ii) enter into negotiation of the terms of an agreement relating to the acquisition, merger or consolidation of Southlake Bancshares or Bank, (iii) permit access to the premises or records of Southlake Bancshares or Bank for the review of its business or operations (except as required by law), (iv) except in the ordinary course of business, enter into any oral or written agreement to sell the assets of Southlake Bancshares or Bank or to merge, consolidate, liquidate or dissolve Southlake Bancshares or Bank, or (v) authorize or engage any officer, employee, agent or representative of Southlake Bancshares or Bank (including but not limited to investment bankers and financial advisers) to enter into any such solicitation, negotiation or any such oral or written agreement;

          (d) make any change in the number of shares of its capital stock issued and outstanding, or issue (except for the 30,299 outstanding stock options referenced in Section 3.4), reserve for issuance, grant, or authorize the issuance of any shares of their capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or conversion into shares of their capital stock;

          (e) incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any debt obligation or liability (whether liquidated, unliquidated, absolute, accrued, contingent or otherwise), except in the ordinary course of business;

          (f) permit or allow any of its property or assets to become subject to any pledge, lien, security interest or encumbrance, restrictions or change of any kind except for liens for taxes, non-delinquent or which are being contested in good faith or other liens arising by operation of law to secure obligations which are not delinquent or which are being contested in good faith;

          (g) cancel any debts in excess of $25,000, waive any claims or rights of material value or sell, transfer, or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

          (h) dispose of or permit to lapse any of its rights to the use of any trademark, trade name, copyright or other intangible property right or franchise, or dispose of or disclose to any person any trade secret not theretofore a matter of public knowledge;

          (i) grant or permit any increase in compensation, or pay or agree to pay or accrue any bonus or like benefit, to or for the credit of any of its directors, officers or employees, or enter into, or permit, any employment or consulting agreement or other agreement for personal services with any of its directors, officers or employees, or adopt, amend or terminate (except for termination of: the Southlake Bancshares KSOP required by Section 2.11; the Bank Executives' Supplemental Income Plan required by Section 2.12; the Bank Directors' Deferred Income Plan required by Section 2.12; and the Bank Officers' Bonus Plan required by Section 2.12) any Employee Benefit Plan or change or modify the period of vesting or retirement age for any participant of any such plan (except as required by or to comply with any applicable law or regulation);

          (j) declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock, except for normal, regular dividends or other distributions of Bank to Southlake Bancshares;

          (k) acquire the capital stock or other equity securities of any corporation or any equity or ownership interest in any partnership or other business enterprise, except through foreclosure, the exercise of creditors' remedies or in a fiduciary capacity;

          (l) make aggregate capital expenditures and commitments in excess of $25,000 for additions to its premises or equipment; or

          (m) modify any outstanding loans,  make  any  new  loans  or  acquire
     any loan  participations,   unless  such modifications, new loans, or
     participations are made in the ordinary course of business.

     4.3. CERTAIN ACTIVITIES IN ORDINARY COURSE.  For the purposes of Section
          -------------------------------------
4.2(i), it shall be considered to be in the ordinary course of business for Southlake Bancshares and Bank to grant reasonable salary increases to officers and employees, but First Financial shall be notified in writing of any such increases after the date of this Agreement.

     4.4. COVENANTS.  From and after the date of this Agreement and until
          ---------
consummation or termination of the transaction contemplated by this Agreement, neither Southlake Bancshares nor Bank shall take any action which would cause Southlake Bancshares or Bank to be in breach of any of the covenants contained in this Article 4; and Southlake Bancshares and Bank shall, within their ability to do so, cause Southlake Bancshares and Bank to keep and perform all of the covenants contained in this Article 4.

                                   ARTICLE 5

                          WARRANTIES, REPRESENTATIONS
                       AND COVENANTS OF FIRST FINANCIAL

     First Financial warrants and represents to, and covenants and agrees with, Southlake Bancshares and Bank as follows:

     5.1. ORGANIZATION AND STANDING OF FIRST FINANCIAL.  First Financial is a
          --------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, with corporate power to own property and carry on its business as it is now being conducted.

     5.2. CAPITALIZATION.  First Financial has an authorized capitalization of
          --------------
10,000,000 shares of Common Stock of the par value of $10.00 per share, of which 8,415,136 shares are issued, outstanding, and fully paid as of the date of this Agreement. First Financial has available for issuance, from treasury or otherwise, a sufficient number of authorized shares of First Financial Stock to make exchange as contemplated by this Agreement for all of the issued and outstanding shares of Southlake Bancshares Stock, including all shares of Southlake Bancshares Stock issued or to be issued as a result of the exercise or contemplated exercise of the stock options referred to in Section 1.2.

     5.3. AUTHORITY OF FIRST FINANCIAL.  This Agreement has been duly
          ----------------------------
authorized, executed and delivered by First Financial and, subject to the conditions precedent to consummation of the transaction set forth herein, is a valid, legally binding and enforceable obligation of First Financial. Neither the execution, delivery or performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, will violate (with or without the giving of notice or the passage of time), be in conflict with, result in a breach of any provision of, or constitute a default under, any provision of law applicable to First Financial, or any agreement or understanding, order, judgment, award, decree, statute, ordinance, regulation or other restriction of any kind or character to which First Financial is a party or by which any of its or their assets or properties is subject or bound. There are no actions, suits, proceedings or claims pending or, to its knowledge, threatened against First Financial, at law or in equity, or before or by any foreign, federal, state, municipal or other government court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to or of First Financial upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation.

     5.4. NO ADVERSE CHANGE.  From the date of this Agreement until the Closing
          -----------------
Date, First Financial shall not have suffered any material adverse change in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise) or business.

     5.5. COVENANTS.  First Financial covenants and agrees that it shall:
          ---------

          (a) use its best efforts in good faith and in a timely manner to (i) cooperate with Southlake Bancshares and Bank in satisfying the conditions in this Agreement, (ii) obtain as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory or corporate, as are necessary for First Financial to carry out and consummate the transactions contemplated by this Agreement, including specifically (but without limitation) the approval called for by Section 5.6, and (iii) furnish information concerning First Financial and its subsidiaries not previously provided to Southlake Bancshares and Bank required for inclusion in any filing or applications that may be necessary in that regard;

          (b) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date;

          (c) promptly give written notice to Southlake Bancshares and Bank upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of First Financial contained in or referred to in this Agreement to be untrue in any material respect, and use its best efforts to prevent or promptly remedy the same;

          (d) cause its officers, directors and representatives to treat as confidential any and all information concerning Southlake Bancshares and Bank which is furnished to First Financial, its directors, officers, employees, shareholders, agents, representatives or advisors, in connection with this Agreement, or which was furnished prior to the execution of this Agreement for the purpose of First Financial reviewing and evaluating the transaction contemplated by this Agreement, except insofar as disclosure to certain parties is necessary to meet the conditions of this Agreement;

          (e) extend to all officers and employees of Southlake Bancshares and Bank, who continue as officers or employees after closing, the same benefits as accorded other employees of First Financial or its subsidiaries and on the same basis as those other employees, with employees and officers of Southlake Bancshares or Bank who continue as employees or officers after closing to be eligible to participate immediately in group health insurance without the application of any waiting period or pre-existing condition exclusion or limitation which might otherwise apply.

     5.6. FEDERAL RESERVE APPROVAL.  Specifically, but without limiting the
          ------------------------
effect of Section 5.5, promptly upon execution of this Agreement, First Financial shall make application to the FRB for prior approval to acquire the Southlake Bancshares Stock in accordance with this Agreement as required by the Bank Holding Company Act of 1956, as amended, and applicable regulations. Promptly upon receipt, First Financial shall furnish Southlake Bancshares and Bank with a copy of the notice of approval or disapproval of the application made by it to the FRB.

     5.7. SEC REGISTRATION.  Without limiting the effect of Section 5.5, upon
          ----------------
execution of this Agreement, First Financial shall proceed to file a Registration Statement with the SEC pursuant to the Act covering the shares of First Financial Stock to be issued pursuant to this Agreement. Promptly upon receipt of such declaration of the effectiveness of such Registration Statement from the SEC, First Financial shall furnish Southlake Bancshares and Bank with a copy of the approval or disapproval of the effectiveness of such Registration Statement. Upon the approval of the effectiveness of such Registration Statement from the SEC, First Financial shall cause the shares of First Financial Stock to be issued pursuant to this Agreement to be qualified for trading on the Nasdaq National Market Exchange.

     5.8. LIABILITY INSURANCE COVERAGE.  On and after the Closing Date, First
          ----------------------------
Financial shall provide those former directors and officers of Southlake Bancshares and Bank who continue their respective service or employment with First Financial or Bank, the same directors' and officers' liability insurance coverage that First Financial provides to its directors and officers and the directors and officers of its subsidiaries generally.

                                   ARTICLE 6

             SURVIVAL OF WARRANTIES, INDEMNIFICATION AND LIABILITY

     6.1. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  The covenants,
          -----------------------------------------------------
representations and warranties of the parties hereto shall survive the Closing Date, and all inspections, examinations, or audits on behalf of the parties, for a period of two (2) years after the Closing Date.

                                   ARTICLE 7

                                  TERMINATION

     7.1. CIRCUMSTANCES AUTHORIZING TERMINATION.  Notwithstanding anything
          -------------------------------------
herein to the contrary, this Agreement may be terminated and the Exchange Offer contemplated hereby may be abandoned at any time, but prior to the Closing Date:

          (a) by mutual written consent duly authorized by the Boards of Directors of First Financial and Southlake Bancshares;

          (b)  by First Financial if the exchange ratio following adjustments
     provided   for in Section 1.2 would require First Financial to issue more than 250,000 shares of First Financial Stock;

          (c) by First Financial (i) if First Financial learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty or covenant of Southlake Bancshares or Bank contained in this Agreement which in the reasonable judgement of First Financial constitutes a material adverse change from that represented in this Agreement, or (ii) if any of the conditions to Closing contained in Article 2 are not satisfied for reasons other than lack of diligence by First Financial, or, if not satisfied, waived in writing by First Financial;

          (d) by Southlake Bancshares (i) if Southlake Bancshares learns or becomes aware of a state of facts or breach of inaccuracy of any representation or warranty or covenant of First Financial contained in this Agreement which in the reasonable judgement of Southlake Bancshares constitutes a material adverse change from that represented in this Agreement, or (ii) if any of the conditions to Closing contained in Article 2 are not satisfied for reasons other than lack of diligence by Southlake Bancshares or Bank, or, if not satisfied, waived in writing by Southlake Bancshares;

          (e) by First Financial or Southlake Bancshares if the Closing Date shall not have occurred on or before January 31, 1998, or such later date agreed to in writing by First Financial and Southlake Bancshares and Bank; or

          (f) by First Financial or Southlake Bancshares if any court of competent jurisdiction in the United States (federal or state) or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the exchange of shares or the merger, and such order, decree, ruling or other action shall have been final and nonappealable.

                                   ARTICLE 8

                           MISCELLANEOUS PROVISIONS

     8.1. PUBLIC ANNOUNCEMENTS.  Prior to the Closing Date, neither Southlake
          --------------------
Bancshares Bank, nor First Financial, nor any person affiliated with any of them, shall, without the prior approval of the other parties, make any written public announcement, or make any written statement or release to the press with respect to this Agreement or the transactions contemplated hereby.

     8.2. APPLICABLE LAW.  This Agreement and the legal relations between the
          --------------
parties hereto shall be governed by and construed in accordance with the laws of the State of Texas and of the United States of America.

     8.3. PARAGRAPH AND OTHER HEADINGS.  Article and Section headings contained
          ----------------------------
in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     8.4. WAIVERS AND AMENDMENTS.  This Agreement may be amended, modified or
          ----------------------
supplemented only by a written instrument executed by the parties hereto. The waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     8.5. EXPENSES.  Whether or not the transactions contemplated by this
          --------
Agreement are consummated, and except as otherwise expressly provided in this Agreement, each of the parties shall be responsible for their respective attorneys' fees and expenses incident to the negotiation, preparation, execution and consummation of the transaction contemplated by this Agreement including attorneys' and accountants' fees and expenses.

     8.6. ENTIRE AGREEMENT.  This Agreement, including the Exhibits and
          ----------------
Disclosure Schedules, embodies the entire agreement and understanding of the parties with respect to the subject matter contained herein. There are no restrictions, conditions, promises, representations, warranties, covenants or undertaking other than those expressly set forth or referred to herein.

     8.7. NOTICES.  All notices, requests, demands or other communications which
          -------
are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

          (a) In the case of First Financial, to:

               Mr. Kenneth T. Murphy
               Chairman of the Board, President and Chief Executive Officer First Financial Bankshares, Inc.
               Post Office Box 701
               Abilene, Texas  79604

          (b) In the case of Southlake Bancshares, and/or Bank, to:

               Mr. Barry K. Emerson
               Chairman of the Board, President and Chief Executive Officer Southlake Bancshares, Inc.
               Post Office Box 92840
               Southlake, Texas  76092

     or to such other addresses as any party shall specify by notice to the others.

     8.8. COUNTERPARTS.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same.

     8.9. ATTACHMENT OF DISCLOSURE SCHEDULES. Southlake Bancshares, Bank and
          ----------------------------------
First Financial acknowledge that the Disclosure Schedules referenced herein may not be attached hereto at the time of execution of this Agreement. It is the intent of all parties hereto that the form and content of all such Disclosure Schedules will be prepared in form acceptable to First Financial and that such Disclosure Schedules shall then be attached to this Agreement and that such Disclosure Schedules shall then become a part of this Agreement for all purposes. In the event that the contents in the Disclosure Schedules are not acceptable to First Financial, this Agreement may be terminated by First Financial by written notice and be of no further force and effect. Notwithstanding the fact that any such Disclosure Schedules may not be attached hereto at the time of execution, the date of this Agreement or date of execution of this Agreement shall for all purposes be the date first written above.

     8.10.     BINDING EFFECT - ASSIGNMENT.  This Agreement is binding upon the
               ---------------------------
undersigned parties, their heirs, personal representatives, successors and assigns. The rights of First Financial under this Agreement may not be assigned without the prior written consent of Southlake Bancshares and Bank, except that, at Closing, FFB Delaware or another subsidiary of First Financial may acquire the Shares so long as First Financial remains liable for its obligations under this Agreement.

     8.11. DEFINITIONS.  In addition to other definitions contained elsewhere
           -----------
in this Agreement, as used in this Agreement:

           (a) an "AFFILIATE" means any bank, corporation, partnership or other entity which, directly or indirectly, controls, is controlled by, or is under common control with, Southlake Bancshares and Bank;

           (b) references to a particular "ARTICLE" or "SECTION" are to the given article or section of this Agreement; and

           (c) unless context otherwise requires, words of the singular number include the plural and of the plural include the singular and words of the masculine gender include the feminine and neuter.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in multiple originals, as of the day and year first above written.

                                    FIRST FINANCIAL BANKSHARES, INC.
ATTEST:

By: /s/ CURTIS R. HARVEY            By: /s/ KENNETH T. MURPHY
   ----------------------------         ----------------------------
   Curtis R. Harvey                     Kenneth T. Murphy,
   Executive Vice President             Chairman of the Board, President
   and Chief Financial Officer          and Chief Executive Officer


                                    SOUTHLAKE BANCSHARES, INC.
ATTEST:

By: /s/ WADE C. DONNELL             By: /s/ BARRY K. EMERSON
    ----------------------------       ----------------------------
    Wade C. Donnell                     Barry K. Emerson,
    President and COO                   Chairman of the Board, President
                                        and Chief Executive Officer


                                    TEXAS NATIONAL BANK
ATTEST:

By: /s/ WADE C. DONNELL             By: /s/ BARRY K. EMERSON
    ----------------------------       ----------------------------
    Wade C. Donnell                     Barry K. Emerson,
    President and COO                   Chairman of the Board, President
                                        and Chief Executive Officer